As filed with the Securities and Exchange Commission on March 9, 2009
Registration No. 333-108131

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1
To
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

United States Steel Corporation
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	25-1897152 (I.R.S. Employer Identification No.
600 Grant Street, Pittsburgh, Pennsylvania 15219-2800 (412) 433-1121
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Robert M. Stanton
Assistant General Counsel — Corporate and Assistant Secretary
600 Grant Street
Pittsburgh, Pennsylvania 15219-2800
(412) 433-1121
(Name, address, including zip code, and telephone number, including area code, of agent for service)
     Approximate date of commencement of proposed sale to public: Not Applicable.
     If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ___
     If this form is a registration statement pursuant to General Instruction I.D. or a post effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐
     If this form is a post effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
     Indicate by check mark whether registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer, “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act (check one):

Large Accelerated filer ☑	Accelerated filer ☐
Non-Accelerated filer ☐	Smaller reporting company ☐

DEREGISTRATION OF UNSOLD SECURITIES
     Pursuant to a Registration Statement on Form S-3, as amended (File No. 333-108131) (the “Original Registration Statement”) initially filed with the Securities and Exchange Commission on August 21, 2003 by United States Steel Company (the “Company”) under the Securities Act of 1933, as amended (the “Act”), the Company registered 3,000,000 shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”) for sale pursuant to the Company’s Dividend Reinvestment and Stock Purchase Plan.
     On February 26, 2009, the Company filed a Registration Statement on Form S-3 registering 3,000,000 shares of Common Stock for issuance under the Company’s new Dividend Reinvestment and Stock Purchase Plan. Consequently, the offering pursuant to the Original Registration Statement has been terminated. As of the date hereof, all 3,000,000 shares of Common Stock remain available under the Original Registration Statement (the “Unsold Securities”). Pursuant to Rule 478 promulgated under the Act and the undertaking of the Company contained in the Original Registration Statement as required by Item 512(a)(3) of Regulation S-K, the Company is filing this Post-Effective Amendment No. 1 to the Registration Statement to remove from registration the Unsold Securities.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on March 9, 2009.

UNITED STATES STEEL CORPORATION

By:	/s/ Larry G. Schultz

Larry G. Schultz Senior Vice President & Controller

Pittsburgh, Pennsylvania
     Note: No other person is required to sign this Post-Effective Amendment No. 1 to the Registration Statement in reliance upon Rule 478 under the Act.

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